JAVA DETOUR ANNOUNCES CLOSING OF SALE OF NEVADA STORE LOCATIONS

San Francisco, CA (August 7, 2007) - Java Detour, Inc. (JVDT.PK) announced today that it has sold its four Las Vegas company-owned stores to its Nevada franchisee, Java Nevada LLC (“Java Nevada”), for an undisclosed amount of money. The Company, through its wholly-owned subsidiary, JDCO, Inc., completed the sale with Java Nevada on August 2, 2007.

According to the Company's CEO, Michael Binninger, "our franchisee in the market was very eager to jump start its La Vegas expansion which, in our opinion, made this transaction advantageous for both companies."

As a result, Java Nevada is now operating its first four Java Detour® franchise stores in the Nevada market. Java Nevada is also under construction on three additional Java Detour® franchise store locations that it plans to open in Las Vegas by year end 2007.

About Java Detour, Inc.

Java Detour sells high quality gourmet coffees, whole leaf teas, cold blended beverages, fresh fruit smoothies and select baked goods primarily from company-owned and franchised retail stores. All of our store locations, whether company-owned or franchised, will continue to focus on our core business concepts: consistently providing superior quality, convenience and customer service to all of our customers.

For more information, visit www.javadetour.com.

This news release contains certain forward-looking statements pertaining to future anticipated projected plans, performance and developments, as well as other statements relating to future operations and results. Any statements in this news release that are not statements of historical fact may be considered to be forward-looking statements. Written words such as "may," "will," "expect," "believe," "anticipate," "estimate," "intends," "goal," "objective," "seek," "attempt," or variations of these or similar words, identify forward-looking statements. These statements by their nature are estimates of future results only and involve substantial risks and uncertainties. Actual results may differ materially from those indicated by these forward-looking statements as a result of various factors including, but not limited to, risks related to: our ability to obtain additional funding to support our business activities; the early-stage market for ventricular assist products and services; an expected dramatic rise in expenses; rapid growth and change in our business; as well as those risks more fully discussed in the Company's reports filed from time to time with the Securities and Exchange Commission. In addition, any forward-looking statements represent our views only as of today and should not be relied upon as representing its views as of any subsequent date. We do not undertake any obligation to update any forward-looking statements to reflect events or circumstances after the date of this release.

Contact:

Media Contact: Becky Tracz
Fishman Public Relations
Deerfield, IL
(847) 945-1300
btracz@fishmanpr.com